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                                                                    Exhibit 21.1


              Subsidiaries of Mediacom Communications Corporation
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
                                State of Incorporation                     Names under which
Subsidiary                          Or Organization                    subsidiary does business
----------                      -----------------------                ------------------------
Mediacom LLC                           New York
Mediacom Arizona LLC                   Delaware                        Mediacom Arizona Cable Network LLC
Mediacom California LLC                Delaware                        Mediacom California LLC
Mediacom Capital Corporation           New York                        Mediacom Capital Corporation
Mediacom Delaware LLC                  Delaware                        Mediacom Delaware LLC
                                                                       Maryland Mediacom Delaware LLC
Mediacom Illinois LLC                  Delaware                        Mediacom Illinois LLC
Mediacom Indiana LLC                   Delaware                        Mediacom Indiana LLC
Mediacom Iowa LLC                      Delaware                        Mediacom Iowa LLC
Mediacom Minnesota LLC                 Delaware                        Mediacom Minnesota LLC
Mediacom Southeast LLC                 Delaware                        Mediacom Southeast LLC
Mediacom Wisconsin LLC                 Delaware                        Mediacom Wisconsin LLC
Zylstra Communications Corporation     Minnesota                       Zylstra Communications Corporation